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                                                                    Exhibit 10.2


                            2001-1 AMENDMENT TO THE
                BANCFIRST CORPORATION EMPLOYEE STOCK OWNERSHIP
                                AND THRIFT PLAN



        Pursuant to the authority vested in the undersigned, the BancFirst Corporation Employee Stock Ownership and Thrift Plan (the "Plan") is hereby amended as follows:

                                      I.

        Effective July 1, 2001, the first paragraph of Section 3.1, Article III, shall be deleted in its entirety and the following paragraph shall be
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substituted in place thereof as follows:

        "3.1  Eligibility.  An Employee who is a Participant in the Plan as of
              -----------
    July 1, 2001 shall remain a Participant. Any other Employee shall be eligible to become a Participant after both (a) attaining age twenty-one
    (21) ("Age Requirement") (for Employees hired prior to July 1, 2001, the Age Requirement shall be eighteen (18)) and (b) completing five hundred (500) Hours of Service in the six (6) consecutive month period following his Employment Commencement Date ("Service Requirement"). If an Employee fails to satisfy the Service Requirement in the six (6) consecutive month period following his Employment Commencement Date, the Service Requirement shall be satisfied upon such Employee's completion of five hundred (500) Hours of Service in any six (6) consecutive month period."

        In addition, paragraph (b) of Section 3.3, Article III, shall be deleted
                                                                         -------
in its entirety and the following paragraph shall be substituted in place thereof as follows:

        "(b)  Other Employees.  Upon the reemployment of any terminated Employee
              ---------------
    not included in Section 3.3(a), he shall be eligible to become a Participant on the Entry Date specified in Section 3.2 upon satisfaction of the Age and Service Requirements; provided, (i) if such Employee had satisfied the Service Requirement but had not satisfied the Age Requirement prior to his termination, such Employee shall be eligible to become a Participant on the first Entry Date occurring after his reemployment and after he satisfies the Age Requirement; or (ii) if such Employee had not satisfied the Service Requirement prior to his termination, the Service Requirement shall be satisfied when the Employee completes five hundred (500) Hours of Service in any six (6) consecutive month period."

        Except as otherwise provided in this 2001-1 Amendment to the BancFirst Corporation Employee Stock Ownership and Thrift Plan, the Plan is hereby ratified and confirmed in all respects.


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        Executed as of the 24th day of May, 2001.

                                        BANCFIRST CORPORATION, an Oklahoma
                                        corporation


                                        By  /s/ Joe T. Shockley, Jr.
                                          -------------------------------------

Attest:

/s/ Joe T. Shockley, Jr.
---------------------------------
                        Secretary